                                                                   EXHIBIT 10.13

                               Sublease Agreement

This Sublease Agreement is made this 20th day of December, 1999 at Travis County, Texas by and between American Innovations, Ltd., (herein "Sublessor"), and Luminex Corporation, (herein "Sublessee"). Sublessor is the Lessee under that certain Lease, (the "Main Lease"), by and between Aetna Life Insurance, as Landlord, (herein "Lessor") and American Innovations, as Tenant, (herein "Sublessor") executed on or about July 1996, for the premises described in the Main Lease, (herein, "Leased Premises"). A true and correct copy of the Main Lease is attached as Exhibit A and incorporated herein by this reference.

In consideration of the mutual promises contained herein and upon the express condition of the occurrence of a HVAC and mechanical inspection of the Subleased Premises satisfactory to Sublessee, Sublessor hereby subleases a portion of the Leased Premises (herein *Subleased Premises*) to Sublessee, subject to the terms of the Main Lease, and subject further to the provisions of this Sublease Agreement, as follows:

1. All the duties and obligations of Sublessee hereunder are expressly conditioned on the occurrence of an inspection of the Subleased Premises by a licensed heating and air conditioning service company which is satisfactory to Sublessee by January 1, 2000. If such an inspection is not satisfactory to Sublessee, this Sublease Agreement shall terminate effective immediately and all of Sublessee's duties and obligations hereunder shall be deemed full and satisfactorily discharged.

2. Sublessee agrees to abide by and observe all the terms, covenants and conditions of the Main Lease.

3. Insofar as the provisions of the Main Lease do not conflict with the specific provisions of this Sublease Agreement each of them is incorporated into this Sublease as if completely rewritten herein. Sublessee agrees to be bound to Sublessor by all the terms of the Main Lease and to assume towards Sublessor and Worm all obligations and responsibilities that Sublessor, by the Main Lease, assumes towards Lessor, except for the payment of rent and tenant costs by Sublessee to Sublessor, which is governed by Paragraph 5 herein. Sublessee further agrees to indemnify and hold harmless Sublessor from any claim or liability under the Main Lease. The relationship between Sublessee and Sublessor shall be the same as between Sublessor and Lessor under the Main Lease.

4. The premises being subleased is identified in Exhibit B and consists of approximately 2,500 square feet located within the space leased by Sublessor from Lessor and adjoining to space leased by Sublessee from Landlord (the "Subleased Premises*). Prior to the execution of this Sublease Agreement Sublessee is responsible for ensuring that the Subleased Promises can be incorporated with Sublessee's adjoining space while maintaining security satisfactory to Sublessor and meeting fire safety code. Any costs related to modify the space to comply with security and fire safety shall be the sole responsibility of Sublessee. Sublessee may instaIl one (1) door where indicated on Exhibit B. Within fifteen (15) days of the end of the Sublease Agreement Sublessee shall remove the subject door and repair the wall so that the wall is consistent with the surrounding walls. Further, Sublessor gives its consent to Sublessee to make interior improvements to the Subleased Promises without further approval of Sublessor, limited to the addition or alteration of the paint, carpet, telephone and data lines.

5. The term of this Sublease Agreement shall be for a term of twelve (15) months commencing on January 1, 2000 and ending March 31, 2001 provided that this Sublease Agreement shall sooner terminate upon the termination for any cause whatsoever of the Main Lease. If Sublessee makes any assignment of assets for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business, or it is judged in any legal proceedings to be bankrupt, then this Sublease Agreement shall terminate without prior written notice. Unless otherwise terminated as specified in this paragraph, this Sublease Agreement shall automatically renew each month until termination of the Main Lease or upon ninety (90) days written notice by either party, whichever comes first.

6. Sublessee agrees to pay Sublessor, as rent and tenant costs (including electricity) for the Subleased Premises, the sum of two thousand six hundred twenty-five dollars ($2,625.00) per month, payable in advance on the 1st day of each calendar month during the term of this Sublease. The first monthly installment for rent as set forth above shall be due and payable upon execution of this Sublease. Upon Execution of this

 American Innovations            Page #1                  Sublease Agreement

    Sublease, Sublessee shall also deposit with Sublessor the sum of two thousand six hundred twenty-five dollars ($2,625.00) as a security deposit to be held by Sublessor pursuant to the provisions of the Main Lease.

7. The following events shall be deemed to be events of default by Sublessee under this Sublease: any events of default by Sublessee, listed as events of default by Tenant set forth in the Main Lease, or any default in the provisions of this Sublease Agreement. Upon the occurrence of any such events of default, and in addition to any other available remedies provided by law or in equity, Sublessor shall have all remedies granted to Lessor in the Main Lease.

8. Sublessee, shall have no right to assign any interest in this Sublease Agreement without first obtaining the written consent of the Lessor and Sublessor, which consent may or may not be granted by the Lessor or Sublessor in their sole opinion, judgment or discretion.

9. Sublessor shall have no liability to Sublessee for any wrongful action or default on the part of Lessor pursuant to the terms of the Main Lease, and Sublessee hereby agrees to look solely to Lessor in event of any such default the liability and obligations of Sublessor being solely pursuant to the terms and conditions of this Sublease Agreement.

10. Any notice pertaining to this Sublease Agreement or the Main Lease shall be in writing and shall be deemed to be delivered on the date it is hand delivered to the party to whom such notice is given, or if such notice is mailed, on the date on that it is sent by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the respective party at the address listed in the heading of this Sublease Agreement.

12. If any provisions hereof shall for any reason be held void or unenforceable, the remaining provisions shall remain in full force. Any provisions of this Sublease Agreement prohibited by the law of any state shall, as to said state, be ineffective to the extent of such prohibition without effecting the remaining provisions of this Sublease Agreement This Sublease Agreement is governed by the laws of the State of Texas.

13. Except as provided above, no provisions of this Sublease Agreement may be waived or modified unless agreed to in writing by both parties. This Sublease Agreement constitutes the entire agreement between the parties with respect to the subject hereof and supercedes all prior written or oral agreements between the parties relating to such subject.

14. Each party represents and warrants to the other that it has the requisite authority to enter into this Sublease Agreement and to perform every term, provision and obligation of this Sublease Agreement and that neither the execution of this Sublease Agreement nor the performance hereunder is in conflict with any other agreement.

15. Nothing contained in this Sublease Agreement shall be construed to: a) give either party the power to direct or control the day to day activities of the other, b) constitute a partnership, joint venture or ownership; or c) allow either party to create or assume any obligation on behalf of the other.

16. Should a dispute arise between the parties, every effort will be made to resolve the differences by the personnel involved in the dispute. When such resolution cannot be achieved, the dispute will be referred to the management level of each party. Should all efforts be exhausted without satisfactory resolution, then either party may refer the matter to the American Arbitration Association for resolution under its rules and requirements. Each party shall be responsible for the costs of their own witnesses, technical support, lawyers and other assistance. All other costs, the timing of the arbitration and the location of the proceedings shall be agreed upon mutually and in writing. The parties agree that any matter requiring injunctive or temporary relief may be brought in any court having jurisdiction.

 ACCEPTED:                                                ACCEPTED:
 American Innovations, Ltd. ("Sublessor")                 Luminex Corporation ("Sublessee")

BY: /s/ Richard J. Smalling                               BY: /s/ James Persky
    --------------------------                               ----------------------
    Richard J. Smalling                                      James Persky
    President                                             Vice President & Chief Financial Officer
    Date: 12/20/99                                        Date: 12/20/99
         ---------                                             ---------

American Innovations                 Page #2                 Sublease Agreement

                                          (Separate sublease agreement required)






                              CONSENT TO SUBLEASE
                                   OF LEASE

     This Consent to Sublease of Lease (this "Consent") is executed this 4th day of January, 2000, by AEtna Life Insurance Company ("Landlord").

                                   RECITALS

     A. Landlord owns that certain 44,378 square feet located at 12112 Technology Blvd., Austin, Texas, commonly known as McNeil #5 (the "Building").

     B. American Innovations, Ltd., ("Tenant") is a tenant leasing 24,256 sf of space in the Building pursuant to that certain lease document by and between Landlord and Tenant dated June 21, 1996, as amended (the "Lease").

     C. Tenant desires to sublease a portion of its space, amounting to approximately 2,500 sf, to Luminex Corporation (the "New Tenant") according to the terms and conditions of the attached sublease agreement.

     D. New Tenant has agreed to assume the obligations of Tenant and perform the obligations thereof as set forth in the Lease pursuant to Sublease Agreement between American Innovations, Inc. and Luminex Corporation dated as of December 20,1999 (the "Sublease").

                                   AGREEMENT

     Now therefor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows.

     1.   The above recitals are incorporated herein by this reference.

     2.   Effective upon receipt by Landlord of (i) the executed Sublease, and
(ii) a certificate of insurance indicating that New Tenant carries all of the insurance coverages required to be carried by Tenant under the Lease. Landlord hereby consents to the Sublease of the Lease from Tenant to New Tenant pursuant to the Sublease.

     3. By acceptance hereof, Tenant acknowledges that Tenant shall be and remain liable for any claims that Landlord may have under the Lease prior to the date of the Sublease of the Lease, and New Tenant acknowledges that New Tenant will assume all obligations under the Lease and be liable for any claims that Landlord may have under the Lease after die date of such Sublease.

     4. This consent relates solely to the Sublease and to no other or future Sublease of the Lease or with respect to any other matter requiring Landlord's consent under the Lease.

     5.   Except as otherwise expressly stated, nothing contained herein shall:

          (a) operate as a representation or warranty by Landlord of any nature whatsoever;
          (b) be construed to modify, waive or affect any of the provisions, covenants or conditions of the Lease or to waive any breach thereof or any rights of Landlord thereunder or to increase Landlord's obligations under the Lease; or
          (c) release or discharge the Tenant from any liability under the Lease and the Tenant shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Lease on the part of the tenant to be performed and observed.

     IN WTTNESS WHEREOF, Landlord has executed this Consent as of the date first written above.


                                      AEtna Life Insurance Company
                                       By: Allegis Realty Investors LLC, its
                                        [investment advisor and agent]

                                            By:   /s/[ILLEGIBLE]
                                                  --------------------
                                            Name: /s/ [ILLEGIBLE]
                                                  --------------------
                                            Its:  Vice President
                                                  --------------------

ACCEPTED AND AGREED:

American Innovations, Ltd.:

By: /s/ Richard J. Smalling
   -------------------------

Name: Richard J. Smalling

Its: President


Luminex Corporation:

By: /s/ James L. Persky
   -------------------------
Name: James L. Persky

Its: Chief Financial Officer

                                  EXHIBIT "B"




                            [DIAGRAM APPEARS HERE]